SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM 8-K


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):    June 30, 1997



                                COMCAST CORPORATION
            (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-6983                      23-1709202
(State or other              (Commission file             (IRS employer
jurisdiction of                   number)                 identification
 incorporation)                                                    no.)



            1500 Market Street, Philadelphia, PA             19102
           (Address of principal executive offices)      (Zip Code)




       Registrant's telephone number, including area code (215) 665-1700


ITEM 5. OTHER EVENTS.

       On June 30, 1997, Comcast Corporation ("Comcast") announced that Microsoft Corporation's ("Microsoft") $1 billion investment in Comcast has been completed. Comcast issued and Microsoft has acquired 24,642,681 shares of Comcast Class A Special Common Stock (CMCSK), at $20.29 per share for $500 million, and $500 million of a new issue of Comcast Series B Convertible Preferred Stock. The Comcast Series B Convertible Preferred Stock has a 5.25% pay-in-kind dividend and will be initially convertible into 21,243,691 shares of Comcast Class A Special Common Stock, which equals an initial conversion price of $23.54 per share. The number of shares into which the issue can be converted will not increase due to the pay-in-kind dividend as the conversion price increases proportionately to the amount of accrued dividends. The issue has a final maturity of 20 years, but may be redeemed at Microsoft's option or called by Comcast after seven years.

       Attached hereto as Exhibit (1) is a copy of the Press Release issued by Comcast in connection with the announcement of the completion of Microsoft's $1 billion cash investment in Comcast.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (b)  Exhibits.

      (1)  Press Release dated June 30, 1997 from Comcast Corporation.


                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: July 3, 1997 COMCAST CORPORATION



                                By:/s/ Joseph J. Euteneuer
                                       Joseph J. Euteneuer
                                       Vice President and Corporate Controller





                                 EXHIBIT INDEX


Exhibit No.        Exhibit                                                Page

      (1)        Comcast Corporation Press Release dated June 30, 1997.     1